February 2025

Pricing Supplement No. 6,254

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 7, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Buffered PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Buffered PLUS will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. If the basket has depreciated in value but the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. However, if the basket has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity of 10% of the stated principal amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. The Buffered PLUS are for investors who seek a return based on an equally weighted basket consisting of ten stocks and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of the basket. The Buffered PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Buffered PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	August 12, 2026
Stated principal amount / Issue price:	$1,000 per Buffered PLUS (see “Commissions and issue price” below)
Pricing date:	February 7, 2025
Original issue date:	February 12, 2025 (3 business days after the pricing date)
Aggregate principal amount:	$625,000
Basket:	The table sets forth the Bloomberg ticker symbol for each basket stock, the exchange on which each basket stock is listed and the weighting of each basket stock.
	Basket component	Bloomberg ticker symbol*	Exchange	Basket component weighting	Initial basket component value	Multiplier
	Antero Resources Corporations common stock	AR	NYSE	10%	$37.85	0.264200793
	CNX Resources Corporation common stock	CNX	NYSE	10%	$29.26	0.341763500
	Enterprise Products Partners L.P. common units	EPD	NYSE	10%	$32.93	0.303674461
	EQT Corporation common stock	EQT	NYSE	10%	$51.11	0.195656427
	Energy Transfer LP common units	ET	NYSE	10%	$19.93	0.501756147
	Expand Energy Corporation common stock	EXE	Nasdaq	10%	$103.00	0.097087379
	Fluor Corporation common stock	FLR	NYSE	10%	$49.34	0.202675314
	GE Vernova Inc. common stock	GEV	NYSE	10%	$377.97	0.026457126
	Ingersoll Rand Inc. common stock	IR	NYSE	10%	$90.95	0.109950522
	Kinder Morgan, Inc. class P common stock	KMI	NYSE	10%	$27.04	0.369822485
	We refer to each of the basket components as a basket stock. *Bloomberg ticker symbols are being provided for reference purposes only.
Payment at maturity per Buffered PLUS:

●If the final basket value is greater than the initial basket value:

$1,000 + leveraged upside payment

In no event will the payment at maturity exceed the maximum payment at maturity.

●If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%:

$1,000

●If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%:

($1,000 × basket performance factor) + $100

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000. However, under no circumstances will the Buffered PLUS pay less than $100 per Buffered PLUS at maturity

Leveraged upside payment:	$1,000 × leverage factor × basket percent change
Leverage factor:	150%
Basket percent change:	(final basket value – initial basket value) / initial basket value
Basket performance factor:	final basket value / initial basket value
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount)
Maximum payment at maturity:	$1,180 per Buffered PLUS (118% of the stated principal amount)
Valuation date:	August 7, 2026, subject to postponement for non-trading days and certain market disruption events
	Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$938.60 per Buffered PLUS. See “Investment Summary” on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)		Proceeds to us(3)
Per Buffered PLUS	$1,000	$15(1)
		$1(2)		$984
Total	$625,000	$10,000		$615,000

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of up to $15 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)Reflects a structuring fee payable to selected dealers by the agent or its affiliates of $1 for each security.

(3)See “Use of proceeds and hedging” on page 27.

The Buffered PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Buffered PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Buffered PLUS” and “Additional Information About the Buffered PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023  Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Initial basket value:

100, which is equal to the sum of the products of the initial basket component value of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

Final basket value:	The basket closing value on the valuation date
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each basket component on such day and (ii) the applicable multiplier for such basket component on such day.

Basket component closing value:	With respect to each basket component, the share closing price of such basket component multiplied by the adjustment factor for such basket component
Multiplier:

The multiplier for each basket component was set on the pricing date based on such basket component’s initial basket component value so that each basket component represents the applicable basket component weighting in the predetermined initial basket value.  Each multiplier will remain constant for the term of the Buffered PLUS.  See “Basket—Multiplier” above.

Adjustment factor:	With respect to each basket component, 1.0, subject to adjustment in the event of certain corporate events affecting such basket component.
CUSIP / ISIN:	61778C6J9 / US61778C6J98
Listing:	The Buffered PLUS will not be listed on any securities exchange.

February 2025  Page 2

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026 (the “Buffered PLUS”) can be used:

￭As an alternative to direct exposure to the basket components that enhances returns for a certain range of positive performance of the basket, subject to the maximum payment at maturity;

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario;

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor; and

￭To obtain a buffer against a specified level of negative performance in the basket

Maturity:	1.5 years
Leverage factor:	150%
Buffer amount:	10%
Minimum payment at maturity:	$100 per Buffered PLUS (10% of the stated principal amount). Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.
Maximum payment at maturity:	$1,180 per Buffered PLUS (118% of the stated principal amount)
Basket component weightings:	10% for each basket component
Coupon:	None
Listing:	The Buffered PLUS will not be listed on any securities exchange

The original issue price of each Buffered PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Buffered PLUS, which are borne by you, and, consequently, the estimated value of the Buffered PLUS on the pricing date is less than $1,000. We estimate that the value of each Buffered PLUS on the pricing date is $938.60.

What goes into the estimated value on the pricing date?

In valuing the Buffered PLUS on the pricing date, we take into account that the Buffered PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the Buffered PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Buffered PLUS?

In determining the economic terms of the Buffered PLUS, including the leverage factor, the buffer amount, the maximum payment at maturity and the minimum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Buffered PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Buffered PLUS?

The price at which MS & Co. purchases the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Buffered PLUS, and, if it once chooses to make a market, may cease doing so at any time.

February 2025  Page 3

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Buffered PLUS offer leveraged upside exposure to the positive performance of the basket, subject to the maximum payment at maturity, while providing limited protection against negative performance of the basket. Once the basket has decreased in value by more than the specified buffer amount, investors are exposed to the negative performance of the basket, subject to the minimum payment at maturity. At maturity, if the basket has appreciated, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying basket, subject to the maximum payment at maturity. At maturity, if the basket has depreciated and (i) if the closing value of the basket has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par, or (ii) if the closing value of the basket has declined by more than the buffer amount, the investor will lose 1% for every 1% decline beyond the specified buffer amount. Investors may lose up to 90% of the stated principal amount of the Buffered PLUS. All payments on the Buffered PLUS are subject to our credit risk.

Leveraged Performance (Up to a Cap)

The Buffered PLUS offer investors an opportunity to capture enhanced returns for a certain range of performance relative to a direct investment in the basket, subject to the maximum payment at maturity.

Upside Scenario

The basket increases in value, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000 plus 150% of the basket percent change, subject to the maximum payment at maturity of $1,180 per Buffered PLUS (118% of the stated principal amount).

Par Scenario	The basket declines in value by no more than 10%, and, at maturity, the Buffered PLUS redeem for the stated principal amount of $1,000.
Downside Scenario

The basket declines in value by more than 10%, and, at maturity, the Buffered PLUS redeem for less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. (Example: if the basket decreases in value by 50%, the Buffered PLUS will redeem for $600 or 60% of the stated principal amount.) The minimum payment at maturity is $100 per Buffered PLUS.

February 2025  Page 4

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Buffered PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the Buffered PLUS based on the following terms:

Stated principal amount:	$1,000 per Buffered PLUS
Leverage factor:	150%
Buffer amount:	10%
Maximum payment at maturity:	$1,180 per Buffered PLUS (118% of the stated principal amount)
Minimum payment at maturity:	$100 per Buffered PLUS

Buffered PLUS Payoff Diagram

See the next page for a description of how the Buffered PLUS work.

February 2025  Page 5

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the Buffered PLUS, subject to the maximum payment at maturity. Under the terms of the Buffered PLUS, investors will realize the maximum payment at maturity of $1,180 per Buffered PLUS (118% of the stated principal amount) at a final basket value of 112% of the initial basket value.

￭If the basket appreciates 5%, investors will receive a 7.50% return, or $1,075 per Buffered PLUS.

￭If the basket appreciates 80%, investors will receive only the maximum payment at maturity of $1,180 per Buffered PLUS, or 118% of the stated principal amount.

￭Par Scenario. If the final basket value is less than or equal to the initial basket value but has decreased from the initial basket value by an amount less than or equal to the buffer amount of 10%, investors will receive the stated principal amount of $1,000 per Buffered PLUS.

￭If the basket depreciates 5%, investors will receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value and has decreased from the initial basket value by an amount greater than the buffer amount of 10%, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the basket in excess of the buffer amount of 10%. The minimum payment at maturity is $100 per Buffered PLUS.

￭If the basket depreciates 70%, investors will lose 60% of the stated principal amount and receive only $400 per Buffered PLUS at maturity, or 40% of the stated principal amount.

February 2025  Page 6

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Buffered PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Buffered PLUS.

Risks Relating to an Investment in the Buffered PLUS

￭The basket stocks are concentrated in the gas infrastructure sector. Each of the basket stocks has been issued by a company whose business is associated with the gas infrastructure sector. Because the value of the securities is determined based on the performance of the basket stocks, an investment in the securities will be concentrated in this sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of your principal. The terms of the Buffered PLUS differ from those of ordinary debt securities in that the Buffered PLUS do not pay interest and provide a minimum payment at maturity of only 10% of the stated principal amount of the Buffered PLUS. If the final basket value is less than 90% of the initial basket value, you will receive for each Buffered PLUS that you hold a payment at maturity that is less than the stated principal amount of each Buffered PLUS by an amount proportionate to the decline in the value of the basket from the initial basket value, plus $100 per Buffered PLUS. Accordingly, investors may lose up to 90% of the stated principal amount of the Buffered PLUS.

￭The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity. The appreciation potential of the Buffered PLUS is limited by the maximum payment at maturity of $1,180 per Buffered PLUS, or 118% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 118% of the stated principal amount for the Buffered PLUS, any increase in the final basket value over the initial basket value by more than 12% of the initial basket value will not further increase the return on the Buffered PLUS.

￭The market price of the Buffered PLUS will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the Buffered PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Buffered PLUS in the secondary market. Some factors that may influence the value of the Buffered PLUS include:

othe trading price, volatility (frequency and magnitude of changes in price) and relative performance of each of the basket components,

odividend yield, if any, of each of the basket components,

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket components or equities markets generally and which may affect the final basket value,

othe time remaining until the Buffered PLUS mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe occurrence of certain events affecting a particular basket component that may or may not require an adjustment to the relevant adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the Buffered PLUS will be affected by the other factors described above. The share closing prices of the basket components may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. You cannot predict the future performance of any of the basket stocks based on its historical performance. The GEV Stock began trading on March 27, 2024 and therefore has limited historical performance. The EXE Stock began trading on February 10, 2021 and therefore has limited historical performance. See “Historical Information” below. You may receive less, and possibly significantly less, than the stated principal amount per Buffered PLUS if you try to sell your Buffered PLUS prior to maturity.

￭The Buffered PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Buffered PLUS. You are dependent on our ability to pay all amounts due on the Buffered PLUS at maturity and therefore you are subject to our credit risk. The Buffered PLUS are not guaranteed by any other entity. If we default on our obligations under the Buffered PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Buffered PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Buffered PLUS.

February 2025  Page 7

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Buffered PLUS is not linked to the basket closing value at any time other than the valuation date. The final basket value will be determined on the valuation date, subject to postponement for non-trading days and certain market disruption events. Even if the value of the basket appreciates prior to the valuation date but then drops by the valuation date, the payment at maturity may be less, and may be significantly less, than it would have been had the payment at maturity been linked to the value of the basket prior to such drop. Although the actual value of the basket on the stated maturity date or at other times during the term of the Buffered PLUS may be higher than the final basket value, the payment at maturity will be based solely on the value of the basket on the valuation date.

￭Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investing in the Buffered PLUS is not equivalent to investing in the basket components. Investors in the Buffered PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any basket component.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Buffered PLUS in the original issue price reduce the economic terms of the Buffered PLUS, cause the estimated value of the Buffered PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Buffered PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Buffered PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Buffered PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Buffered PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Buffered PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the Buffered PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Buffered PLUS than those generated by others, including other dealers in the market, if they attempted to value the Buffered PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Buffered PLUS in the secondary market (if any exists) at any time. The value of your Buffered PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the Buffered PLUS will be influenced by many unpredictable factors” above.

￭The Buffered PLUS will not be listed on any securities exchange and secondary trading may be limited. The Buffered PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Buffered PLUS. MS & Co. may, but is not obligated to, make a market in the Buffered PLUS and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the Buffered PLUS, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the Buffered PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Buffered PLUS easily. Since other broker-dealers may not participate significantly in the secondary market for the Buffered PLUS, the price at which you may be able to trade your Buffered PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the Buffered

February 2025  Page 8

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

PLUS, it is likely that there would be no secondary market for the Buffered PLUS. Accordingly, you should be willing to hold your Buffered PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Buffered PLUS. As calculation agent, MS & Co. will determine the initial basket component values, the multipliers, the final basket value, the basket percent change, what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and will calculate the amount of cash you receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing values in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s),” “—Antidilution Adjustments,” “—Alternate Exchange Calculation in case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Buffered PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Buffered PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Buffered PLUS (and possibly to other instruments linked to the basket components), including trading in the basket components and in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS. Additionally, such hedging or trading activities during the term of the Buffered PLUS, including on the valuation date, could adversely affect the basket component closing values on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity.

￭The U.S. federal income tax consequences of an investment in the Buffered PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Buffered PLUS. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Buffered PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Buffered PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Buffered PLUS, the tax consequences of the ownership and disposition of the Buffered PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Buffered PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭Changes in the value of one or more of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, an increase in the value(s) of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the share closing prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the Buffered PLUS.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests

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Principal at Risk Securities

as an investor in the Buffered PLUS in taking any corporate actions that might affect the value of your Buffered PLUS. None of the money you pay for the Buffered PLUS will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The share closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the share closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of the accompanying product supplement called “Description of PLUS—Antidilution Adjustments.” You should read that section in order to understand these and other adjustments that may be made to your Buffered PLUS.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting such basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of such basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for such basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the Buffered PLUS and your return on the Buffered PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the market price of the Buffered PLUS.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Components Overview

Antero Resources Corporation. Antero Resources Corporation is involved in the development, production, exploration and acquisition of natural gas, NGLs and oil properties located in the Appalachian Basin. The common stock of Antero Resources Corporation is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Commission by Antero Resources Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-36120 through the Commission’s website at www.sec.gov.

CNX Resources Corporation. CNX Resources Corporation is a low carbon intensity natural gas development, production, midstream and technology company centered in the Appalachian Basin. The common stock of CNX Resources Corporation is registered under the Exchange Act. Information provided to or filed with the Securities and Exchange Commission (the “Commission”) by CNX Resources Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-14901 through the Commission’s website at www.sec.gov.

Enterprise Products Partners L.P. Enterprise Products Partners L.P. provides midstream energy services to producers and consumers of natural gas, NGLs, crude oil, petrochemicals and refined products. The common units of Enterprise Products Partners L.P. is registered under the Exchange Act. Information provided to or filed with the Commission by Enterprise Products Partners L.P. pursuant to the Exchange Act can be located by reference to the Commission file number 001-14323 through the Commission’s website at www.sec.gov.

EQT Corporation. EQT Corporation is a natural gas production company with operations focused in the Appalachian Basin. The common stock of EQT Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by EQT Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-03551 through the Commission’s website at www.sec.gov.

Energy Transfer LP. Energy Transfer LP is a limited partnership that engages in natural gas operations and crude oil, NGL and refined products transportation. The common units of Energy Transfer LP is registered under the Exchange Act. Information provided to or filed with the Commission by Energy Transfer LP pursuant to the Exchange Act can be located by reference to the Commission file number 001-32740 through the Commission’s website at www.sec.gov.

Expand Energy Corporation. Expand Energy Corporation is an exploration and production company that engages in the acquisition, exploration and development of properties to produce natural gas, oil and NGL from underground reservoirs. The common stock of Expand Energy Corporation began trading on February 10, 2021 and therefore has limited historical performance. The common stock of Expand Energy Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by Expand Energy Corporation pursuant to the Exchange Act can be located by reference to the Commission file number 001-13726 through the Commission’s website at www.sec.gov.

Fluor Corporation. Fluor Corporation is a global professional service firm that provides EPC, fabrication and modularization, and project management services. Such as advanced technologies, manufacturing, chemicals, infrastructure, life sciences, LNG, mining and metals, nuclear project services, energy transition and oil and gas production and fuels. The common stock of Fluor Corporation is registered under the Exchange Act. Information provided to or filed with the Commission by Fluor Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-16129 through the Commission’s website at www.sec.gov.

GE Vernova Inc. GE Vernova, Inc. designs, manufactures, delivers, and services technologies to create a more reliable and sustainable electric power system, enabling electrification and decarbonization. The common stock of GE Vernova, Inc. began trading on March 27, 2024 and therefore has limited historical performance. The common stock of GE Vernova, Inc. is registered under the Exchange Act. Information provided to or filed with the Commission by GE Vernova, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 000-41966 through the Commission’s website at www.sec.gov.

Ingersoll Rand Inc. Ingersoll Rand Inc. is a provider of mission-critical flow creation products and industrial solutions. The common stock of Ingersoll Rand Inc. is registered under the Exchange Act. Information provided to or filed with the Commission by Ingersoll Rand Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 001-38095 through the Commission’s website at www.sec.gov.

Kinder Morgan, Inc. Kinder Morgan, Inc. is an energy infrastructure company. The class P common stock of Kinder Morgan, Inc. is registered under the Exchange Act. Information provided to or filed with the Commission by Kinder Morgan, Inc. pursuant to the Exchange Act can be located by reference to the Commission file number 000-35081 through the Commission’s website at www.sec.gov.

Information regarding each basket component may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor any of our affiliates makes any representation that such publicly available documents or any other publicly available information regarding the issuer of any basket component is accurate or complete.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Neither we nor any of our affiliates makes any representation to you as to the performance of any of the basket components or the basket as a whole.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information as of market close on February 7, 2025:

Basket Component Information as of February 7, 2025
Basket Component	Bloomberg Ticker Symbol	Current Basket Component Value	52 Weeks Ago	52-Week High	52-Week Low
Antero Resources Corporation common stock	AR	$37.85	$21.36	(on 1/22/2025): $40.74	(on 2/13/2024): $21.00
CNX Resources Corporation common stock	CNX	$29.26	$20.15	(on 11/22/2024): $41.09	(on 2/14/2024): $19.23
Enterprise Products Partners L.P. common units	EPD	$32.93	$26.25	(on 11/29/2024): $34.43	(on 2/9/2024): $26.23
EQT Corporation common stock	EQT	$51.11	$34.23	(on 1/16/2025): $53.78	(on 8/5/2024): $30.21
Energy Transfer LP common units	ET	$19.93	$13.90	(on 1/30/2025): $21.08	(on 2/7/2024): $13.90
Expand Energy Corporation common stock	EXE	$103.00	$76.04	(on 1/16/2025): $107.78	(on 9/9/2024): $70.31
Fluor Corporation common stock	FLR	$49.34	$40.31	(on 11/7/2024): $58.93	(on 2/26/2024): $35.45
GE Vernova Inc. common stock	GEV	$377.97	N/A	(on 1/23/2025): $437.71	(on 4/5/2024): $122.70
Ingersoll Rand Inc. common stock	IR	$90.95	$84.57	(on 11/25/2024): $105.35	(on 2/7/2024): $84.57
Kinder Morgan, Inc. class P common stock	KMI	$27.04	$16.65	(on 1/21/2025): $31.22	(on 2/13/2024): $16.57

The following graph is calculated based on an initial basket value of 100 on January 1, 2020 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during such period. The GEV Stock began trading on March 27, 2024 and therefore has limited historical performance. The EXE Stock began trading on February 10, 2021 and therefore has limited historical performance. The graph does not take into account the terms of the Buffered PLUS, nor does it attempt to show in any way your expected return on an investment in the Buffered PLUS. The historical performance of the basket should not be taken as an indication of the basket’s future performance.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Historical Performance March 27, 2024 to February 7, 2025

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Principal at Risk Securities

Historical Information

The following graphs set forth the daily share closing prices of each of the basket components for the period from January 1, 2020 through February 7, 2025. Historical information for the common stock of Geneva Corporation is presented for the period from March 27, 2024 through February 7, 2025 and historical information for the common stock of Expand Energy Corporation is presented from the period of February 10, 2021 through February 7, 2025. The related tables set forth the published high and low share closing prices of, as well as dividends on, each of the basket components for each quarter from January 1, 2022 through February 7, 2025. We obtained the information in the graphs and tables below from Bloomberg Financial Markets, without independent verification. The historical performance of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the share closing price of any basket component at any time, including on the valuation date. Investors in the Buffered PLUS will not be entitled to receive dividends paid on any of the basket components.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Antero Resources Corporation Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Stock of Antero Resources Corporation (CUSIP 03674X106)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	31.24	16.97	-
Second Quarter	48.31	30.42	-
Third Quarter	43.26	28.83	-
Fourth Quarter	39.33	30.53	-
2023
First Quarter	30.99	21.01	-
Second Quarter	24.33	20.10	-
Third Quarter	28.80	21.90	-
Fourth Quarter	30.49	20.37	-
2024
First Quarter	29.00	21.00	-
Second Quarter	35.63	28.86	-
Third Quarter	33.30	24.94	-
Fourth Quarter	35.52	25.54	-
2025
First Quarter (through February 7, 2025)	40.74	34.94	-

We make no representation as to the amount of dividends, if any, that Antero Resources Corporation may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Antero Resources Corporation.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of CNX Resources Corporation Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Stock of CNX Resources Corporation (CUSIP 12653C108)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	21.65	13.75	-
Second Quarter	23.57	16.46	-
Third Quarter	19.52	14.78	-
Fourth Quarter	18.50	15.53	-
2023			-
First Quarter	16.84	14.78	-
Second Quarter	17.81	14.56	-
Third Quarter	22.82	17.52	-
Fourth Quarter	23.53	19.43	-
2024			-
First Quarter	23.72	19.23	-
Second Quarter	26.30	22.93	-
Third Quarter	32.57	24.01	-
Fourth Quarter	41.09	32.66	-
2025
First Quarter (through February 7, 2025)	37.32	27.38	-

We make no representation as to the amount of dividends, if any, that CNX Resources Corporation may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of CNX Resources Corporation.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Units of Enterprise Products Partners L.P. Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Units of Enterprise Products Partners L.P. (CUSIP 293792107)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	26.07	21.96	0.465
Second Quarter	28.47	23.45	0.465
Third Quarter	27.31	22.91	0.475
Fourth Quarter	25.50	23.39	0.475
2023
First Quarter	26.78	24.12	0.49
Second Quarter	27.01	25.27	0.49
Third Quarter	27.42	26.25	0.50
Fourth Quarter	27.68	25.89	0.50
2024
First Quarter	29.18	26.23	0.515
Second Quarter	29.88	27.74	0.515
Third Quarter	30.00	27.88	0.525
Fourth Quarter	34.43	28.66	0.525
2025
First Quarter (through February 7, 2025)	34.09	31.36	-

We make no representation as to the amount of dividends, if any, that Enterprise Products Partners L.P. may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common units of Enterprise Products Partners L.P.

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Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of EQT Corporation Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Stock of EQT Corporation (CUSIP 26884L109)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	34.90	19.74	0.125
Second Quarter	49.80	33.14	0.125
Third Quarter	50.60	31.65	0.15
Fourth Quarter	45.34	33.50	0.15
2023
First Quarter	35.24	28.83	0.15
Second Quarter	41.13	31.04	0.15
Third Quarter	44.57	38.21	0.15
Fourth Quarter	44.72	36.01	0.1575
2024
First Quarter	38.92	32.96	0.1575
Second Quarter	41.92	36.04	0.1575
Third Quarter	37.21	30.21	0.1575
Fourth Quarter	46.89	35.62	0.1575
2025
First Quarter (through February 7, 2025)	53.78	46.11	-

We make no representation as to the amount of dividends, if any, that EQT Corporation may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of EQT Corporation.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Units of Energy Transfer LP Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Units of Energy Transfer LP (CUSIP 29273V100)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	11.53	8.23	0.175
Second Quarter	12.31	9.79	0.20
Third Quarter	12.36	9.54	0.23
Fourth Quarter	12.77	11.03	0.265
2023
First Quarter	13.50	11.62	0.305
Second Quarter	12.91	12.32	0.3075
Third Quarter	14.03	12.56	0.31
Fourth Quarter	14.03	13.02	0.3125
2024
First Quarter	15.73	13.72	0.315
Second Quarter	16.25	15.10	0.3175
Third Quarter	16.44	15.43	0.32
Fourth Quarter	19.86	16.05	0.3225
2025
First Quarter (through February 7, 2025)	21.08	19.42	-

We make no representation as to the amount of dividends, if any, that Energy Transfer LP may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common units of Energy Transfer LP.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Expand Energy Corporation Daily Share Closing Prices February 10, 2021* to February 7, 2025

* The underlying stock began trading on February 10, 2021 and therefore has limited historical performance.

Common Stock of Expand Energy Corporation (CUSIP 165167735)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	89.32	63.04	1.7675
Second Quarter	103.15	76.34	2.34
Third Quarter	104.56	74.34	2.32
Fourth Quarter	104.75	93.63	3.16
2023
First Quarter	94.37	71.66	1.29
Second Quarter	84.00	75.25	1.18
Third Quarter	90.26	80.85	0.575
Fourth Quarter	89.59	73.76	0.575
2024
First Quarter	88.83	74.89	0.575
Second Quarter	92.96	82.19	0.715
Third Quarter	83.77	70.31	0.575
Fourth Quarter	100.97	81.46	0.575
2025
First Quarter (through February 7, 2025)	107.78	100.01	-

We make no representation as to the amount of dividends, if any, that Expand Energy Corporation may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Expand Energy Corporation.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Fluor Corporation Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Stock of Fluor Corporation (CUSIP 02079K107)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	30.34	19.95	-
Second Quarter	30.44	23.25	-
Third Quarter	28.35	22.30	-
Fourth Quarter	35.66	24.89	-
2023
First Quarter	37.61	29.16	-
Second Quarter	31.42	25.83	-
Third Quarter	38.20	28.61	-
Fourth Quarter	40.27	33.23	-
2024
First Quarter	42.78	35.45	-
Second Quarter	45.35	38.26	-
Third Quarter	50.26	43.22	-
Fourth Quarter	58.93	46.92	-
2025
First Quarter (through February 7, 2025)	55.28	46.34	-

We make no representation as to the amount of dividends, if any, that Fluor Corporation may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Fluor Corporation.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of GE Vernova Inc. Daily Share Closing Prices March 27, 2024* to February 7, 2025

* The underlying stock began trading on March 27, 2024 and therefore has limited historical performance.

Common Stock of GE Vernova Inc. (CUSIP 36828A101)	High ($)	Low ($)	Dividends ($)
2024
First Quarter (beginning March 27, 2024)	136.75	131.25	-
Second Quarter	181.45	122.70	-
Third Quarter	255.48	160.00	-
Fourth Quarter	349.44	252.29	0.25
2025
First Quarter (through February 7, 2025)	437.71	328.93	-

We make no representation as to the amount of dividends, if any, that GE Vernoval, Inc. may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of GE Vernova, Inc.

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Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Ingersoll Rand Itnc. Daily Share Closing Prices January 1, 2020 to February 7, 2025

Common Stock of Ingersoll Rand Inc. (CUSIP 45687V106)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	61.87	44.90	0.02
Second Quarter	50.40	40.96	0.02
Third Quarter	53.97	39.85	0.02
Fourth Quarter	55.53	43.26	0.02
2023
First Quarter	59.87	52.25	0.02
Second Quarter	65.36	53.41	0.02
Third Quarter	70.01	62.79	0.02
Fourth Quarter	77.85	59.31	0.02
2024
First Quarter	95.26	74.72	0.02
Second Quarter	96.28	86.72	0.02
Third Quarter	100.40	86.84	0.02
Fourth Quarter	105.35	90.46	0.02
2025
First Quarter (through February 7, 2025)	94.23	87.02	-

We make no representation as to the amount of dividends, if any, that Ingersoll Rand Inc. may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ingersoll Rand Inc.

February 2025  Page 24

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Class P Common Stock of Kinder Morgan, Inc. Daily Share Closing Prices January 1, 2020 to February 7, 2025

Class P Common Stock of Kinder Morgan, Inc. (CUSIP 49456B101)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	19.09	15.86	0.27
Second Quarter	20.14	16.05	0.2775
Third Quarter	19.26	16.09	0.2775
Fourth Quarter	19.15	16.64	0.2775
2023
First Quarter	18.89	16.28	0.2775
Second Quarter	17.89	16.11	0.2825
Third Quarter	18.11	16.47	0.2825
Fourth Quarter	17.85	16.03	0.2825
2024
First Quarter	18.34	16.57	0.2825
Second Quarter	20.11	17.69	0.2875
Third Quarter	22.22	19.72	0.2875
Fourth Quarter	28.54	22.59	0.2875
2025
First Quarter (through February 7, 2025)	31.22	26.78	-

We make no representation as to the amount of dividends, if any, that Kinder Morgan, Inc. may pay in the future. In any event, as an investor in the Buffered PLUS, you will not be entitled to receive dividends, if any, that may be payable on the class P common stock of Kinder Morgan, Inc.

February 2025  Page 25

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Buffered PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Postponement of maturity date:

If the scheduled valuation date is not a trading day with respect to any basket component or if a market disruption event with respect to any basket component occurs on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Buffered PLUS will be postponed to the second business day following the valuation date as postponed, by which date the basket component closing value of each basket component has been determined.

Basket component:	The accompanying product supplement refers to each basket component as an “underlying stock” or a “basket stock.”
Denominations:	$1,000 per Buffered PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Buffered PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Buffered PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the valuation date as postponed.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash to be delivered, with respect to the Buffered PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due to the trustee for delivery to the depositary, as holder of the Buffered PLUS, on the maturity date.

February 2025  Page 26

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the Buffered PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Buffered PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Buffered PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Buffered PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the Buffered PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Buffered PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Buffered PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Buffered PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Buffered PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Buffered PLUS. An alternative characterization of the Buffered PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Buffered PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Buffered PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the Buffered PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the Buffered PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Buffered PLUS.

Both U.S. and non-U.S. investors considering an investment in the Buffered PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Buffered PLUS, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Buffered PLUS.

February 2025  Page 27

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Use of proceeds and hedging:

The proceeds from the sale of the Buffered PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Buffered PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Buffered PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Buffered PLUS borne by you and described on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Buffered PLUS.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the Buffered PLUS by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components or in any other securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values, and, therefore, could increase prices at or above which the basket components must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Buffered PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Buffered PLUS, including on the valuation date, by purchasing and selling the basket components, futures or options contracts on the basket components or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Buffered PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the basket component closing values, and, therefore, adversely affect the value of the Buffered PLUS or the payment you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Buffered PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a sales commission of up to $15 for each Buffered PLUS they sell. In addition, selected dealers will receive a structuring fee of $1 for each Buffered PLUS from the agent or its affiliates.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Buffered PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Validity of the Buffered PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the Buffered PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such Buffered PLUS will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the Buffered PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 26, 2024, which is Exhibit 5-a to Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 filed by Morgan Stanley on February 26, 2024.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about

February 2025  Page 28

Morgan Stanley Finance LLC

Buffered PLUS Based on the Performance of an Equally Weighted Basket Consisting of Ten Stocks due August 12, 2026

Buffered Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley or MSFL will arrange to send you the product supplement for PLUS and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

February 2025  Page 29